Exhibit 99.3

GENESYS SOFTWARE SYSTEMS, INC.

STOCK OPTION PLAN OF NOVEMBER 17, 2000

(amended and restated through December 10, 2008)

1.    PURPOSE

The purpose of this Stock Option Plan dated November 17, 2000 (the “Plan”) is to advance the interests of Genesys Software Systems, Inc. (the “Company”) by enhancing the ability of the Company and its subsidiaries to attract and retain directors, employees, consultants or advisers who are in a position to make significant contributions to the success of the Company, to reward them for their contributions and to encourage them to take into account the long-term interests of the Company.

The Plan provides for the award of options to purchase shares of the Company’s common stock (“Stock”). Options granted pursuant to the Plan may be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 (as from time to time amended, the “Code”) (any option that is intended to qualify as an incentive stock option being referred to herein as an “incentive option”), or options that are not incentive options, or both. Options granted pursuant to the Plan shall be presumed to be non-incentive options unless expressly designated as incentive options.

2.    ELIGIBILITY FOR AWARDS

Persons eligible to receive awards under the Plan shall be all executive officers of the Company and its subsidiaries and other employees, consultants and advisers who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries. Directors, including directors who are not employees, of the Company shall be eligible to receive awards under the Plan. Incentive options shall be granted only to “employees” as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options. A subsidiary for purposes of the Plan shall be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock. Persons selected for awards under the Plan are referred to herein as “participants.”

3.    ADMINISTRATION

The Plan shall be administered by the Board of Directors (the “Board”) of the Company. The Board shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant awards consisting of options to such participants as the Board may select; (b) to determine the time or times when awards shall be granted and the number of shares of Stock subject to each award; (c) to determine which options are and which options are not, incentive options; (d) to determine the terms and conditions of each award; (e) to prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (f) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (g) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determination of the Board shall be conclusive and shall bind all parties. Subject to Section 8, the Board shall also have the authority, both generally and in particular instances, to waive compliance by a participant with any obligation to be performed by the participant under an award, to waive any condition or provision of an award, and to amend or cancel any award (and if an award is canceled, to grant a new award on such terms as the Board shall specify), except that the Board may not take any action with respect to an outstanding award that would adversely affect the rights of the participant under such award without such participant’s consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by section 5(c) and Section 5(i).

The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee (the “Committee”), in which event all references in this Plan (as appropriate) to the Board shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist of at least one director. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

4.    EFFECTIVE DATE AND TERM OF PLAN

The Plan shall become effective on the date on which it is approved by the shareholders of the Company. Grants of awards under the Plan may be made prior to that date (but contemporaneous with or after Board adoption of the Plan), subject to approval of the Plan by such shareholders.

No awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but awards previously granted may extend beyond that date.

5.    SHARES SUBJECT TO THE PLAN

(a) Number of Shares. Subject to adjustment as provided in Section 5(c), the aggregate number of shares of Stock that may be delivered upon the exercise of awards granted under the Plan shall be 2,000,000. If any award granted under the Plan terminates without having been exercised in full, or upon exercise is satisfied other than by delivery of Stock, the number of shares of Stock as to which such award was not exercised shall be available for future grants within the limits set forth in this Section 5(a).

(b) Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

(c) Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital stock, the number and kind of shares of Stock subject to awards then outstanding or subsequently granted under the Plan, the exercise price of such awards, the maximum number of shares of Stock that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

The Board may also adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or merges (except those described in Section 6(i)), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an incentive option, without the consent of the participant, if it would constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code.

6.    TERMS AND CONDITIONS OF OPTIONS

(a) Exercise Price of Options. The exercise price of each option shall be determined by the Board but in the case of an incentive option shall not be less than 100% (110% in the case of an incentive option granted to a 10% shareholder) of the fair market value of the Stock at the time the option is granted; nor shall the exercise price be less, in the case of an original issue of authorized stock, than par value. For this purpose, “fair market value” in the case of incentive options shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to incentive options; and “10% shareholder” shall mean any participant who at the time of grant owns, directly, or by reason of the attribution rules set forth in Section 424(d) of the Code, is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations.

(b) Duration of Options. Options shall be exercisable during such period or periods as the Board may specify. The latest date on which an option may be exercised (the “Final Exercise Date”) shall be the date that is ten years (five years in the case of an incentive option granted to a “10% shareholder” as defined in (a) above) from the date the option was granted or such earlier date as the Board may specify at the time the option is granted.

(c) Exercise of Options.

(i) Options shall become exercisable at such time or times and upon such conditions as the Board shall specify. In the case of an option not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the option may be exercised.

(ii) Options may be exercised only in writing. Written notice of exercise must be signed by the proper person and furnished to the Company, together with (A) such documents as the Board may require and (B) payment in full as specified below in Section 6(d) or the number of shares for which the option may be exercised.

(iii) The delivery of Stock upon the exercise of an option shall be subject to compliance with (A) applicable federal and state laws and regulations, (b) if the outstanding Stock is at the time listed on any stock exchange, the listing requirements of such exchange, and (C) Company counsel’s approval of all other legal matters in connection with the issuance and delivery of such Stock. If the sale of Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

(iv) In the case of an option that is not an incentive option, the Board shall have the right to require that the participant exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the option. If permitted by the Board, either at the time of the grant of the option or the time of exercise, the participant may elect at such time and in such manner as the Board may prescribe, to satisfy such withholding obligation by (A) delivering to the Company Stock (which in the case of Stock acquired from the Company shall have been owned by the participant for at least six months prior to the delivery date) having a fair market value equal to such withholding obligation, or (B) requesting that the Company withhold from the shares of Stock to be delivered upon the exercise a number of shares of Stock having a fair market value equal to such withholding obligation.

In the case of an incentive option, if at the time the option is exercised the Board determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Stock received upon exercise, the Board may require as a condition of exercise that the participant exercising the option agree (A) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the code and the regulations thereunder) of Stock received upon exercise, and (B) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

(v) If an option is exercised by the executor or administrator of a deceased participant, or by the person or persons to whom the option has been transferred by the participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

(d) Payment for and Delivery of Stock. Stock purchased upon exercise of an option under the Plan shall be paid for as follows:

(i) in cash or by personal check, certified check, bank draft or money order payable to the order of the Company; or

(ii) if so permitted by the Board (which, in the case of an incentive option, shall specify the method of payment at the time of grant), (A) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least six months prior to delivery) having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (B) by delivery of a promissory note of the participant to the Company, such note to be payable on such terms as are specified by the Board or (c) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (D) by any combination of the permissible forms of payment; provided, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than by a personal check or promissory note of the person exercising the option.

(e) Rights as Shareholder. A participant shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by the participant under the Plan.

(f) Nontransferability of Awards; Restrictions on Stock. Except as the Board may otherwise determine, no award may be transferred other than by will or by the laws of descent and distribution, and during a participant’s lifetime an award may be exercised only by the participant.

The Board, in its discretion, may at the time an award is granted make Stock delivered under the award subject to such restrictions and conditions, including restrictions on resale and buy-back rights, as it deems appropriate.

As a condition of receiving an award under the Plan, each participant agrees that, in connection with the initial public offering of Stock pursuant to a registration statement under the Securities Act and upon the request in writing of the Company and the underwriter of such initial public offering, such participant will agree not to effect any public sale of Stock acquired upon exercise of options granted under the Plan for a period not to exceed 180 days following the effective date of the registration statement filed by the Company under the Securities Act.

(g) Death. Except as otherwise provided in the award by the Board at the time of grant, if a participant dies, each option held by the participant immediately prior to death may be exercised, to the extent it was exercisable immediately prior to death, by the participant’s executor or administrator or by the person or persons to whom the option is transferred by will or the applicable law of descent and distribution, at any time within the one-year period (or such longer or shorter period as the Board may determine) beginning with the date of the participant’s death but in no event beyond the Final Exercise Date.

(h) Termination of Service other than by Death. Except as otherwise provided in the award by the Board at the time of grant, if an employee’s employment with the Company and its subsidiaries terminates for any reason other than the death, all options held by the employee that are not then exercisable shall terminate. Options that are exercisable on the date employment terminates shall continue to be exercisable for a period of 3 months (or such longer period as the Board may determine, but in no event beyond the Final Exercise Date) unless the employee (i) was discharged for cause or (ii) resigned and within 3 months thereafter the Board determines that the participant’s conduct prior to his or her resignation warranted a discharge for cause.

After completion of the post-termination exercise period, such options shall terminate to the extent not previously exercised, expired or terminated. For purposes of this Section 6(h), (i) employment shall not be considered terminated (A) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, so long as the employee’s right to reemployment is guaranteed either by statute or by contract, or (B) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies, and (ii) “cause” shall mean willful misconduct by the participant or willful failure to perform his or her responsibilities in the best interests of the Company (including, without limitations, breach by the participant of any provision of any employment, advisory, consulting, nondisclosure, non-competition or other agreement between the participant and the Company).

In the case of a participant who is not an employee, provisions relating to the exercisability of options following termination of service shall be specified in the award. If not so specified, all options held by such participant that are not then exercisable shall terminate upon termination of service. Options that are exercisable on the date the participant’s service as a director, consultant or adviser terminates shall continue to be exercisable for a period of 3 months (or such longer period as the Board may determine, but in no event beyond the Final Exercise Date) unless the director, consultant or adviser (i) was terminated for cause or (ii) resigned and within 3 months thereafter the Board determines that the participant’s conduct prior to his or her resignation warranted a discharge for cause. After completion of the post-termination exercise period, such options shall terminate to the extent not previously exercised, expired or terminated.

(i) Mergers, etc. In the event of a Sale Event, the vesting of all outstanding options shall be accelerated to such time that is immediately prior to the effective time of such Sale Event and the Board of Directors, in its discretion, may (A) elect to cause any award to be assumed, or new rights substituted therefor, by another entity, and (B) make such other provision as the Board may consider equitable and in the best interests of the Company. A “Sale Event” shall be deemed to have occurred upon the consummation of (i) the dissolution of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Common Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, (iv) the sale of all or a majority of the Common Stock to an unrelated person or entity or (v) any other transaction in which the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction.

If the Company proposes to engage in a transaction intended to be accounted for as a pooling-of-interests, and in the event that the provisions of the Plan or of any award hereunder, or any actions of the Board taken in connection with such transaction, are determined by the Company’s or the acquiring Company’s independent public accountants to cause such transaction to fail to be accounted for as a pooling-of-interests, then the Board may amend or rescind such provisions or actions, without the consent of any participant, to be consistent with pooling-of-interests accounting treatment for such transaction.

The Board may grant awards under the Plan in substitution for awards held by directors, employees, consultants or advisers of another corporation who concurrently become directors, employees, consultants or advisers of the Company or a subsidiary of the Company as the result of a merger or consolidation of that corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or stock of the corporation. The Company may direct that substitute awards be granted on such terms and conditions as the board considers appropriate in the circumstances.

7.    EMPLOYMENT RIGHTS

Neither the adoption of the Plan nor the grant of awards shall confer upon any participant any right to continue as an employee or director of, or consultant or adviser to, the Company or any parent or subsidiary or affect in any way the right of the Company or parent or subsidiary to terminate them at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant even if the termination is in violation of an obligation of the Company to the participant by contract or otherwise.

8.     EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

Neither adoption of the Plan nor the grant of awards to a participant shall affect the Company’s right to make awards to such participant that are not subject to the Plan, to issue to such participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock, may be issued.

The Board may at any time discontinue granting awards under the Plan. With the consent of the participant (except as otherwise provided in the Plan), the board may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the Board specifies. The Board may at any time or times amend the Plan or any outstanding award for the purpose of satisfying the requirements of Section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to further grants of awards, but no such amendment shall adversely affect the rights of any participant (without the participant’s consent) under any award previously granted.